Exhibit 99.1

DeFi Development Corp. Appoints Hadley Stern to Board of Directors

BOCA RATON, FL — January 29, 2026 — DeFi Development Corp. (Nasdaq: DFDV) (the “Company”), the first public company with a treasury strategy built to accumulate and compound Solana (“SOL”), today announced the appointment of Hadley Stern to its Board of Directors.

Mr. Stern brings more than a decade of leadership experience across digital assets, blockchain infrastructure, custody, compliance, and institutional adoption. He has worked in cryptoassets since 2014, where, as Senior Vice President at Fidelity Labs he launched the firm’s blockchain-specific incubator and digital currency group and later founded Fidelity Digital Asset Services in 2016.

In 2018, he was named Chief Operating Officer of blockchain infrastructure company Bloq, before leading the AWS Innovation Lab focused on enterprise applications of emerging technologies, including blockchain, artificial intelligence, and quantum computing. Most recently, Mr. Stern served as Chief Compliance Officer at Marinade Labs, liaising with global institutions exploring Solana staking and onchain yield strategies, and now continues to support Marinade as an advisor. Prior to Marinade, he served as Head of Global Digital Asset Custody at The Bank of New York Mellon, where he launched the industry’s first bank-grade digital asset custody platform for bitcoin and ethereum.

“Hadley’s background sits at the intersection of institutional finance, custody, and Solana infrastructure,” said Joseph Onorati, Chief Executive Officer of DeFi Development Corp. “His experience building and operating in the institutional digital asset world will be invaluable as we continue executing on our Solana-focused treasury strategy and expanding engagement with sophisticated investors and partners.”

“I am excited to join the board of DeFi Development Corp. at a time when institutional interest in Solana and onchain yield is accelerating,” said Hadley Stern. “DFDV’s approach to combining a public market structure with active participation in the Solana ecosystem represents a compelling evolution in digital asset treasury management, and I look forward to supporting the Company’s long-term strategy.”

About DeFi Development Corp.

DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (“DeFi”) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.

The Company is an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions, as well as value-add services, to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage.

The Company currently serves more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders, including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. The Company’s data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including concerning our growth and business strategy. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control, including market risks, trends and uncertainties, and other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

ir@defidevcorp.com

Media Contact:

press@defidevcorp.com